EXHIBIT 32

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of j2 Global Communications, Inc. (the “Company”) for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Nehemia Zucker, as Co-President and Chief Operating Officer (Principal Executive Officer) of the Company, and R. Scott Turicchi, as Co-President and Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 24, 2006	By:	/s/ Nehemia Zucker
Nehemia Zucker
Co-President and Chief Operating Officer (Principal Executive Officer)

Dated: March 24, 2006	By:	/s/ R. Scott Turicchi
R. Scott Turicchi
Co-President and Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to j2 Global Communications, Inc. and will be retained by j2 Global Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.